UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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LA JOLLA PHARMACEUTICAL COMPANY

(Name of Registrant as Specified In Its Charter)
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Company Contact:	Media Contacts:
Andrew Wiseman, Ph.D.	Virginia Amann or Trista Morrison
Sr. Director of Business Development	Atkins + Associates
and Investor Relations	for La Jolla Pharmaceutical Company
La Jolla Pharmaceutical Company	608-274-6046 or 858-527-3490
858-646-6615	vamann@irpr.com
andrew.wiseman@ljpc.com	tmorrison@irpr.com
LA JOLLA PHARMACEUTICAL COMPANY CONTINUES
SPECIAL MEETING OF STOCKHOLDERS TO DECEMBER 12, 2005
SAN DIEGO, CA, December 2, 2005 – La Jolla Pharmaceutical Company (Nasdaq: LJPC) announced today that it has adjourned its Special Meeting of Stockholders previously scheduled for 10:00 a.m. Pacific Time on Friday, December 2, 2005 to allow stockholders additional time to vote. Currently, approximately 52% of the outstanding shares of the Company have been voted and over 85% of the votes cast have been voted for approval of each of the four proposals. The meeting will reconvene at 10:00 a.m. Pacific Time on Monday, December 12, 2005 at the Company’s offices at 6455 Nancy Ridge Drive, San Diego, California 92121.
To date, stockholders have voted a total of approximately 39 million shares, or about 52% of the Company’s outstanding shares. Currently, approximately 92% of the 39 million shares have been voted in favor of the proposal to approve the proposed financing transaction (Proposal 1), 93% of the votes cast have been voted to approve the proposal to increase the number of authorized shares of the Company (Proposal 2), 88% of the votes cast have been voted to approve the proposed increase in the number of shares available under the Company’s equity incentive plan (Proposal 3), and 89% of the votes cast have been voted to approve the reverse stock split proposal (Proposal 4).
There are currently a sufficient number of votes cast to approve Proposals 1 and 3. However, under Delaware law, Proposals 2 and 4 are required to be approved by at least 50% of the Company’s outstanding shares. To date, approximately 49% of the Company’s outstanding shares have voted to approve Proposal 2 and 47% of the Company’s outstanding shares have voted to approve Proposal 4. The Company hopes that the adjournment will provide stockholders with sufficient time to cast the necessary additional 1% and 3% of outstanding shares to approve each of Proposals 2 and 4, respectively.
If any of Proposals 2, 3 or 4 do not pass at the reconvened meeting on December 12, the Company will be required, under the terms of the Securities Purchase Agreement that it entered into on October 6, 2005, to promptly hold another special meeting of stockholders in order to vote on Proposals 2, 3 and 4, as necessary. If a second special meeting of stockholders is held, the new investors would vote at the meeting. Accordingly, in order to avoid the expense associated with a second special meeting and to allow the Company and its employees and management to focus on the continued development of Riquent®, the Company has decided to adjourn the meeting to allow stockholders additional time to vote at the special meeting.
When the special meeting reconvenes, if you have submitted a proxy, your shares will be voted according to your direction. You have the power to revoke or revise your proxy at any time before it is voted at the reconvened special meeting by submitting a written notice of revocation to our corporate secretary or by timely providing us with a valid proxy bearing a later date. Your proxy will not be voted if you attend the special meeting and elect to vote your shares in person (although attendance at the special meeting will not, in and of itself, revoke a proxy).
The Company urges stockholders who have not already done so to sign, date and return their proxy card as soon as possible. Stockholders who have questions or need more information about the special meeting should contact the Company’s investor relations department at (858) 646-6615.
La Jolla Pharmaceutical Company is a biotechnology company developing therapeutics for antibody-mediated autoimmune diseases and inflammation afflicting several million people in the United States and Europe. The Company is developing Riquent® for the treatment of lupus kidney disease, a leading cause of sickness and death in patients with lupus. The Company is also developing small molecules to treat various other autoimmune and inflammatory conditions. The Company’s common stock is traded on The Nasdaq Stock Market under the symbol LJPC. For more information about the Company, visit its Web site: http://www.ljpc.com.
Additional Information; Cautionary Statement
Except for historical statements, this press release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results or events to differ materially from those anticipated. Readers are cautioned to not place undue reliance upon forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof. Interested parties are urged to review the risks described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and in other reports and registration statements that we file with the Securities and Exchange Commission (the “SEC”) from time to time.
The Company’s definitive proxy statement with respect to the special meeting of stockholders originally scheduled to be held on December 2, 2005 was filed with the Securities and Exchange Commission on October 27, 2005, and mailed to the Company’s stockholders on or about October 31, 2005. Stockholders are advised to read the definitive proxy statement and all additional materials that the Company files with the SEC because they contain important information relating to the special meeting. Stockholders can obtain a copy of the definitive proxy statement and all additional materials, as well as filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the definitive proxy statement and all additional materials can also be obtained, without charge, by directing a request by mail to La Jolla Pharmaceutical Company, 6455 Nancy Ridge Drive, San Diego, California 92121, Attn: Investor Relations. Telephonic requests should be directed to (858) 646-6649.